Exhibit 99.2

BMS – MYOK Social Media Post 10.6.20

Twitter

Link: https://twitter.com/bmsnews/status/1313478789083664386

Link: https://twitter.com/bmsnews/with_replies

Bristol Myers Squibb
@bmsnews

With @MyoKardia, we are further strengthening our outstanding cardiovascular franchise with the addition of a potential first-in-class medicine in treatment of patients with cardiovascular disease. For more information and cautionary statements: bit.ly/30zMhpB



9:58 AM · Oct 6, 2020 · Sprinklr

1 Quote Tweet **5** Likes

Bristol Myers Squibb @bmsnews · 15h

Our Chairman and CEO Giovanni Caforio appeared earlier today on @MadMoneyOnCNBC w/ @jimcramer to discuss our acquisition of @MyoKardia. More information and cautionary statements: bit.ly/3d33hK0
Watch video: cnb.cx/2GjVUIH



ON AIR
MAD MONEY
Bristol Myers Squibb
Bristol Myers Squibb
MAD MONEY
At The Heart Of The Matter – Cramer's Getting
The Pulse Of BMY's Acquisition Of MyoKardia
DOW
+466
0.49 Invesco Solar (TAN) 71.29 ▲4.70 Bristol Myers (BMY) 59.28 ▲0.56
ProShares UltraPro QQQ (TQQQ) 133.80 ▲8.07 Apple (AAPL) 116.45
3:19P

6 21